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As filed with the Securities and Exchange Commission on April 19, 2018

File No. 001-38432

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

WYNDHAM HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-3356232 (I.R.S. Employer Identification No.)
22 Sylvan Way Parsippany, New Jersey (Address of Principal Executive Offices)	07054 (Zip Code)

(973) 753-6000
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.01 par value per share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)		Emerging growth company ☐

        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1. Business

        The information required by this item is contained under the sections "Summary," "Risk Factors," "Special Note About Forward-Looking Statements," "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business," "Management," "Executive and Director Compensation," "Certain Relationships and Related Party Transactions" and "Index to Financial Statements" of the information statement filed as Exhibit 99.1 to this Form 10 (the "information statement"). Those sections are incorporated herein by reference.

Item 1A. Risk Factors

        The information required by this item is contained under the sections "Risk Factors" and "Special Note About Forward-Looking Statements" of the information statement. Those sections are incorporated herein by reference.

Item 2. Financial Information

        The information required by this item is contained under the sections "Summary—Summary Historical and Unaudited Pro Forma Combined Financial Data," "Capitalization," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the information statement. Those sections are incorporated herein by reference.

Item 3. Properties

        The information required by this item is contained under the section "Our Business—Properties" of the information statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management" of the information statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

        The information required by this item is contained under the section "Management" of the information statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

        The information required by this item is contained under the sections "Management" and "Executive and Director Compensation" of the information statement. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

        The information required by this item is contained under the sections "Management," "Executive and Director Compensation" and "Certain Relationships and Related Party Transactions" of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

        The information required by this item is contained under the section "Our Business—Legal Proceedings" of the information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

        The information required by this item is contained under the sections "Risk Factors," "The Spin-Off," "Trading Market," "Dividend Policy," "Executive and Director Compensation" and "Description of Capital Stock" of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

        Not applicable.

Item 11. Description of Registrant's Securities to be Registered

        The information required by this item is contained under the sections "Risk Factors—Risks Relating to Our Common Stock," "Dividend Policy" and "Description of Capital Stock" of the information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

        The information required by this item is contained under the sections "Certain Relationships and Related Party Transactions—Indemnification Agreements" and "Description of Capital Stock—Limitations on Liability of Directors and Indemnification of Directors and Officers" of the information statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

        The information required by this item is contained under the sections "Selected Historical Combined Financial Data," "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements" and the financial statements referenced therein of the information statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15. Financial Statements and Exhibits

  (a)
  Financial Statements

        The information required by this item is contained under the sections "Unaudited Pro Forma Combined Financial Statements" and "Index to Financial Statements" beginning on page F-1 of the information statement and the financial statements referenced therein. Those sections are incorporated herein by reference.

  (b)
  Exhibits

        The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1	Form of Separation and Distribution Agreement by and between Wyndham Destinations, Inc. and Wyndham Hotels & Resorts, Inc.
2.2	Agreement and Plan of Merger, dated as of January 17, 2018, by and among Wyndham Worldwide Corporation, WHG BB Sub, Inc. and La Quinta Holdings, Inc.
3.1	Form of Amended and Restated Certificate of Incorporation of Wyndham Hotels & Resorts, Inc.
3.2	Form of Amended and Restated By-laws of Wyndham Hotels & Resorts, Inc.
4.1	Indenture, dated as of April 13, 2018, by and among Wyndham Hotels & Resorts, Inc., Wyndham Worldwide Corporation, as guarantor, and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated as of April 13, 2018, by and between Wyndham Hotels & Resorts, Inc. and U.S. Bank National Association, as trustee
4.3	Form of Note (included in Exhibit 4.2)
10.1	Form of Transition Services Agreement by and between Wyndham Destinations, Inc. and Wyndham Hotels & Resorts, Inc.
10.2	Form of Tax Matters Agreement by and between Wyndham Hotels & Resorts, Inc. and Wyndham Destinations, Inc.
10.3	Form of Employee Matters Agreement by and between Wyndham Destinations, Inc. and Wyndham Hotels & Resorts, Inc.
10.4	Form of License, Development and Noncompetition Agreement by and among Wyndham Destinations, Inc., Wyndham Hotels and Resorts, LLC, Wyndham Hotels & Resorts, Inc., Wyndham Hotel Group Europe Limited, Wyndham Hotel Hong Kong Co. Limited, and Wyndham Hotel Asia Pacific Co. Limited
10.5	Form of Credit Agreement among Wyndham Hotels & Resorts, Inc., Bank of America, N.A., as Administrative and Collateral Agent, and the lenders party thereto
10.6	Form of Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan
10.7	Form of Wyndham Hotels & Resorts, Inc. Officer Deferred Compensation Plan
10.8	Form of Wyndham Hotels & Resorts, Inc. Non-Employee Directors Deferred Compensation Plan
10.9	Form of Wyndham Hotels & Resorts, Inc. Savings Restoration Plan
10.10	Form of Indemnification Agreement to be entered into between Wyndham Hotels & Resorts, Inc. and each of its Directors and executive officers
10.11	Form of Award Agreement for Restricted Stock Units for U.S. employees pursuant to the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan
10.12	Form of Award Agreement for Restricted Stock Units for non-U.S. employees pursuant to the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan
10.13	Form of Award Agreement for Restricted Stock Units for non-employee Directors pursuant to the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan
10.14	Form of Award Agreement for Stock-Settled Stock Appreciation Rights pursuant to the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan
10.15	Form of Award Agreement for Performance-Vested Restricted Stock Units pursuant to the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan
10.16	Form of Award Agreement for Non-Qualified Stock Options pursuant to the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan
10.17	Employment Agreement between Wyndham Worldwide Corporation and David B. Wyshner, dated as of August 1, 2017

Exhibit No.	Description
10.18	Form of Assignment and Assumption Agreement of Employment Agreement of David B. Wyshner between Wyndham Worldwide Corporation and Wyndham Hotels & Resorts, Inc.
10.19	Form of Employment Agreement to be entered into between Wyndham Hotels & Resorts, Inc. and certain of its executive officers
10.20	Form of Letter Agreement to be entered into between Wyndham Hotels & Resorts, Inc. and certain of its executive officers
21.1	Subsidiaries of Wyndham Hotels & Resorts, Inc.
99.1	Preliminary Information Statement, dated April 19, 2018
99.2	Form of Notice of Internet Availability of Information Statement Materials

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.
By:	/s/ DAVID B. WYSHNER
David B. Wyshner Chief Financial Officer

Date: April 19, 2018

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SIGNATURES